UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
 SECURITIES EXCHANGE ACT OF 1934

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GIGA-TRONICS INCORPORATED
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Additional proxy material to be mailed to shareholders on or after July 14, 2008.

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650
To our Shareholders:

Giga-tronics made significant progress restructuring your Company during fiscal 2008.  We entered the year with the ASCOR and Instrument division operations collocated at our San Ramon facility for the first time.  Concurrently, the marketing and engineering teams from the Microsource division moved to San Ramon and began conducting operations alongside their counterparts from the other divisions.  We prepared the abandoned Fremont facility for sublease and actively pursued a new tenant.  The implementation of our new ERP system was completed at all three divisions.  Overall, our headcount is down 20% from 2007 throughout the organization as we streamlined all aspects of running the Company.

Following the physical consolidation of operations, we began the more difficult work of operating as one company.  The executive team rebalanced our development investments adding several quick-turn projects and cancelling some programs that were not synergistic with the Company’s portfolio.  In R&D, we integrated all the design tools so that engineers from any of the divisions can contribute to new development and they now have visibility of all the Company’s resources through the common ERP system.  In manufacturing, our San Ramon team has been cross-trained to handle both switching and instrument product lines while the Microsource organization aligned itself strictly as a component supplier.  As a further consolidation step, we decided to move our San Ramon microelectronic assembly operation to Santa Rosa and combine it with our assembly operation at Microsource.  In sales and marketing, we added experienced people from within our industry and trained the combined sales and technical support staff on all of the Company’s products.

We recently engaged an outside consulting firm directed at generating plans to meet our growth objectives.  We identified the need to offer more local technical support and repair services as key to increasing our sales internationally.  Toward this goal, members of the executive team traveled to China, Japan, Europe and the Middle East to locate partners for helping Giga-tronics strengthen its presence in these important regions.

While our ASCOR switching business performed well and contributed to profitability, we faced strong price competition in our instrument business.  Although we did not achieve profitability for the year, the Company’s lower cost structure substantially improved our operating results over the previous year.

Top line growth remains our first priority.  We have the people and the plans in place consistent with that goal along with several exciting new products in our pipeline.  Given our streamlined organization and lower cost structure, we believe Giga-tronics is well positioned to deliver solid financial results in the year ahead.

Sincerely,

John R. Regazzi
Chief Executive Officer